SUB-ITEM 77Q1(A)

An Amendment, dated April 9, 2014, to the Amended and Restated Declaration of Trust of MFS Series Trust X, dated December 16, 2004, is contained in Post-Effective Amendment No. 95 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on April 11, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.